UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2012

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in its Current Report on Form 8-K filed on August 15, 2012, effective August 1, 2012, Kinder Morgan Energy Partners, L.P. completed the acquisition of Tennessee Gas Pipeline Company, L.L.C. and 50% of the net assets of El Paso Natural Gas Company. This Form 8-K/A amends the Current Report on Form 8-K referred to above to include the pro forma financial information required by Item 9.01(b) of Form 8-K, which is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits
(b)    Pro Forma Financial Information.
The Unaudited Pro Forma Condensed Combined Balance Sheet of Kinder Morgan Energy Partners, L.P. as of June 30, 2012 and the Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2012 and the year ended December 31, 2011 and Notes thereto are attached hereto as Exhibit 99.1 and incorporated herein by reference.
(d)    Exhibits.

99.1
Unaudited Pro Forma Condensed Combined Balance Sheet of Kinder Morgan Energy Partners, L.P. as of June 30, 2012 and the Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2012 and the year ended December 31, 2011 and Notes thereto.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

Dated: October 10, 2012	By:	/s/ Kimberly A. Dang
Kimberly A. Dang Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Unaudited Pro Forma Condensed Combined Balance Sheet of Kinder Morgan Energy Partners, L.P. as of June 30, 2012 and the Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2012 and the year ended December 31, 2011 and Notes thereto.